As filed with the Securities and Exchange Commission on January 27, 2011
                                         Registration No. 333-
============================================================================

                   U. S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933

                                Monster Offers
               --------------------------------------------------
               (Exact Name of Registrant as specified in charter)


         Nevada                     000-53266                 26-1548306
 ------------------------    ------------------------   ----------------------
 (State of Incorporation)       (SEC File Number)       (IRS Employer I.D. No.)

                        P.O. Box 1092, Bonsall, CA  92003
                  -----------------------------------------------
                    (Address of principal executive offices)

                  Consulting Agreement with Christian R. Hansen
                  ---------------------------------------------
                            (Full Title of the Plan)

                                   Paul Gain
                      4056 Valle Del Sol, Bonsall, CA  92003
                 Mail Delivery - PO Box 1092, Bonsall, CA  92003
                 -----------------------------------------------
                     (Name and Address of agent for Service)

                                 (760) 208-4905
          -------------------------------------------------------------
          (Telephone number, including area code for agent for service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                    Proposed        Proposed
Title of          (1)               maximum         maximum
securities        Securities        offering        aggregate     Amount of
to be             to be             price per       offering      Registration
registered        registered        share (2)       price (2)     Fee (3)
----------        ----------        ---------       ---------     ------------
Common $0.001     200,000           $0.24           $48,000.00    $5.57
par value         shares
===============================================================================

(1) This Registration Statement relates to 200,000 shares of the Registrant's Common Stock, par value $0.001 per share, to be issued pursuant to the terms of the Consulting Agreement with Christian R. Hansen.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the bid and asked prices reported on January 21, 2011 by the Financial Industry Regulatory Authority (FINRA) OTC Bulletin Board.

                                EXPLANATORY NOTE

      In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Consulting Agreement with Christian R. Hansen.

                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.

Item 1. PLAN INFORMATION

        The information required to be provided pursuant to this Item to the individual participant the Consulting Agreement, includes: Christian R. Hansen, as set forth in the Consulting Agreement dated January 21, 2011.
The Consultant will provide Monster Offers on a best efforts basis for six months, such services to Monster Offers as to assist Monster Offers in business development, evaluating potential business opportunities and helping with the development of business strategies. Without limiting the generality of the foregoing, the Consultant will also assist Monster Offers in developing, studying and evaluating new customer opportunities, strategic relationships, prepare reports and analyses thereon when advisable, and
assist in matters of corporate activities pertaining thereof.   See Exhibit
10.8.


                                     PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference, except as superseded or modified herein:

(a) The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2009.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referred to in (a) above.

      In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which de-registers all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superseded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.     DESCRIPTION OF SECURITIES

      Not applicable, the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Certain legal matters in connection with this registration statement will be passed upon for Monster Offers by the Law Offices of Michael L. Corrigan. Mr. Corrigan is not a shareholder of the registrant and will not receive any shares in this S-8 registration statement.


Item 6.     INDEMNIFICATION OF OFFICERS AND DIRECTORS.

THE ARTICLES OF INCORPORATION OF THE COMPANY PROVIDE FOR INDEMNIFICATION OF EMPLOYEES AND OFFICERS IN CERTAIN CASES. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURTIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

In addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

Item 8.     EXHIBITS.

      The following documents are incorporated by reference from the Company's Periodic Report filings, SEC File # 000-53266, as filed with the
U. S. Securities and Exchange Commission.

                                        Filed          Period            Filing
Exhibit       Exhibit Description     herewith  Form   ending  Exhibit   date
-------------------------------------------------------------------------------
 3.1       Articles of Incorporation,            SB-2          3.1   01/15/2008
           as currently in effect
-------------------------------------------------------------------------------
 3.2       Bylaws                                SB-2          3.2   01/15/2008
           as currently in effect
-------------------------------------------------------------------------------
 3.3       Amended Articles of                   SB-2          3.3   01/15/2008
           Incorporation as currently
           in effect.
-------------------------------------------------------------------------------
 5.1       Opinion of Counsel and          X
           consent regarding the legality
           of the securities registered
           under this Registration
           Statement
-------------------------------------------------------------------------------
10.1       Consulting Agreement,           X
           dated January 21, 2011
-------------------------------------------------------------------------------
23.1       Consent of Independent          X
           Certifying Public Accountant
-------------------------------------------------------------------------------


Item 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Bonsall, California.

Dated:  January 26, 2011

                                            MONSTER OFFERS
                                          a Nevada corporation


                                          /s/ Paul Gain
                                          ------------------------
                                              Paul Gain
                                              Chairman and CEO

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Date: January 26, 2011                  /s/ Paul Gain
                                        ----------------------------
                                            Paul Gain
                                            Chairman and CEO